UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2022

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

(513) 360-4704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2022, the board of the directors (the “Board”) of Workhorse Group Inc. (the “Company”) unanimously approved the amendment and restatement of the Company’s bylaws, in the form of the First Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference (the “Amended Bylaws”). The Amended Bylaws became effective immediately.

The Amended Bylaws increase the maximum number of members of the Board from nine (9) to twelve (12), define the officer level positions of Chief Operating Officer and Chief Technology Officer and formalize existing policies of the Company related to committees, voting proxies, procedures and committees of the Board, records, the record date for meetings of the stockholders and the Company’s fiscal year. The Amended Bylaws also include provisions that implement existing regulations related to meeting procedures and stockholder proposals under the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and Nevada law. The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by the complete text of the Amended Bylaws attached as an exhibit hereto.

Item 9.01. Exhibits.

Exhibit No.	Description
3.1	First Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: April 8, 2022	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	Chief Administrative Officer,
General Counsel and Secretary

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